As filed with the Securities and Exchange Commission on February 19, 2021

Registration No. 333-249538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHX MINERALS INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-10557755
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad L. Stephens

Chief Executive Officer

PHX Minerals Inc.

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(405) 948-1560

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Mark L. Jones, Esq.

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, Texas 77002

Telephone: (713) 646-1395

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section  8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 (this “Amendment”) to the Registration Statement on Form S-3 of PHX Minerals Inc. (File No. 333-249538) (the “Registration Statement”) is being filed as an exhibit-only filing to file an updated opinion and consent of Derrick & Briggs, LLP, filed herewith as Exhibit 5.1 (the “Opinion”) and Exhibit 23.3 (the “Consent”). Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Opinion and Consent filed herewith as Exhibit 5.1 and Exhibit 23.3, respectively. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
1.1**	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation of PHX Minerals Inc.	10-Q	001-31759	3.1	2/8/2021
3.2	Amended and Restated By-Laws of PHX Minerals Inc.	8-K	001-31759	3.2	10/13/2020
4.1

Description of PHX Minerals Inc. equity securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibits 3.1 and 3.2 to this Registration Statement)

4.2**	Certificate of Designation of Preferred Stock
4.3**	Form of Senior Note
4.4	Form of Senior Indenture	S-3	333-249538	4.4	10/19/2020
4.5**	Form of Subordinated Note
4.6	Form of Subordinated Indenture	S-3	333-249538	4.6	10/19/2020
4.7**	Form of Warrant Agreement
4.8**	Form of Warrant Certificate
4.9**	Form of Unit Agreement
5.1*	Opinion of Derrick & Briggs, LLP
23.1	Consent of Ernst & Young LLP	S-3/A	333-249538	23.1	2/8/2021
23.2	Consent of DeGolyer and MacNaughton	S-3/A	333-249538	23.2	2/8/2021
23.3*	Consent of Derrick & Briggs, LLP (included in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (included on the signature page of this Registration Statement)	S-3/A	333-249538	24.1	12/10/2020
25.1***	Form T-1 Statement of Eligibility of Trustee for the Indenture

* Filed herewith.

** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

***To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma, on February 19, 2021.

PHX Minerals Inc.

/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Chad L. Stephens	Chief Executive Officer	February 19, 2021
Chad L. Stephens	(Principal Executive Officer)

/s/ Ralph D’Amico	Chief Financial Officer and Secretary	February 19, 2021
Ralph D’Amico	(Principal Financial and Accounting Officer)

*		February 19, 2021
Mark T. Behrman	Director

*		February 19, 2021
Lee M. Canaan	Director

*		February 19, 2021
Peter B. Delaney	Director

*		February 19, 2021
Christopher T. Fraser	Director

* /s/ Ralph D’Amico
Attorney-in-Fact